                                                                  Exhibit (a)(6)

                                            Translation for information purposes


             OFFER TO EXCHANGE ORDINARY SHARES OF TUBOS DE ACERO DE
           MEXICO, S.A. ("Tamsa") FOR ORDINARY SHARES OF TENARIS, S.A.
                   ("Tenaris") WITH STICKERS "TAMSA" AND "TS",
                           RESPECTIVELY (the "Offer")

          FORM OF ACCEPTANCE FROM THE CUSTODIAN TO PARTICIPATE IN THE
                          OFFER ("Form of Acceptance")

                                                                   December 2002

In order to be able to participate in the Offer, the Custodian shall collect the acceptances and instructions that it received from its clients and deliver to Acciones y Valores de Mexico, S.A. de C.V., Casa de Bolsa ("Accival") this Form of Acceptance duly completed and shall transfer Tamsa ordinary shares as follows.

This Form of Acceptance shall be filled, signed and delivered via courier with acknowledgment of receipt, addressed to Mr. Erubiel Manrique Silva to the following address:

Paseo de la Reforma 398, primer piso,
Colonia Juarez, 06600,
Mexico, D.F.

The receipt of this Form of Acceptance shall take place beginning November 11, 2002, which corresponds to the first day of the Offer Period, and ending December 13, 2002, which corresponds to the last day of the Offer Period. The hours of receipt shall be from 8:30 to 17:00, Mexico City Time, every business day of the Offer Period, except the last day of the Offer Period, which shall be from 8:30 to 15:45, Mexico City time.

The Custodian shall proceed to transfer the TAMSA shares to the account number 0307 in S.D. Indeval, S.A. de C.V., Institucion para el Deposito de Valores ("Indeval"), opened on behalf of Accival, no later than 15:45 (Mexico City time) on December 13, 2002. Shares transferred to such account after such hour will not be able to participate in the Offer.

The Forms of Acceptance that are not duly completed, that are not received during the hours of receipt during the Offer Period, or those not accompanied by the corresponding transfer of TAMSA shares, shall not be processed and therefore, the TAMSA shares documented by such Forms of Acceptance shall not be able to participate in the Offer, for which Accival, Tamsa or Tenaris will not incur liability.

In connection with the Offer, the Custodian, on behalf of its clients who own TAMSA shares, hereby certifies that it has received instructions from such clients indicating that they accept the terms and conditions of the Offer set forth in its Prospectus. Likewise, the Custodian certifies that all of the investors for which this Form of Acceptance is executed, are the legitimate owners of the TAMSA shares, according to their internal records as of the date hereof, and have the legal capacity to dispose of such shares in accordance with the terms of the Offer.

The Custodian shall receive one TS share for every 0.9452 TAMSA shares participating in the Offer.

The number of TAMSA shares with which the Custodian accepts to participate in the Offer on behalf of third parties or in its own behalf, and that have been transferred to the account number 0307 held by Accival in the Indeval are:

                             NUMBER OF TAMSA SHARES

                                            Translation for information purposes


The number of TAMSA shares indicated in the box above divided by the exchange ratio of 0.9452 TAMSA shares for one TS share, as set forth in the Prospectus of
the Offer, equals                  TENARIS shares (using four decimals, rounding
to the fourth figure).

Accival shall transfer whole TS shares, excluding fractional shares, at the settlement date (December 16, 2002), to those Custodians who have validly accepted the Offer on behalf of their clients or for their own position, in the terms described in the Prospectus of the Offer. The shares shall be transferred to the following account held by the Custodian in the Indeval:

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               ACCOUNT INFORMATION OF THE CUSTODIAN IN THE INDEVAL
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Account Number:

Account Holder:


The cash in lieu of fractional TS shares referred to in the preceding paragraph, and as mentioned in the Prospectus of the Offer, shall be paid to the Custodian as soon as possible for Accival to sell in the secondary market a sufficient number of shares to pay for the fractions generated by all the Custodians participating in the Offer. This cash amount shall be the result of multiplying the corresponding fraction by the price at which Accival will sell the TS shares in the secondary market, minus the transactional costs. The Custodian recognizes that the sale price of the TS shares in the secondary market might be different to the exchange price of the TS shares in the Offer. The transfer of the cash in lieu of fractional TS shares shall be made to the following SIAC Account of the
Custodian:

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       [SIAC] ACCOUNT INFORMATION OF THE CUSTODIAN IN WHICH ACCIVAL SHALL
                   DEPOSIT THE AMOUNT OF THE FRACTION IN PESOS
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Account Number:

Beneficiary:

Institution Number:


The undersigned hereby certifies on behalf of the Institution that the information relating to its clients or to its own position is true, that acknowledges and accepts the terms of the Offer and that it has been authorized by the Custodian to tender and accept the terms of this Form of Acceptance.

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    INFORMATION OF THE CUSTODIAN:                 INFORMATION OF THE PERSON RESPONSIBLE OF THE
                                                INFORMATION CONTAINED IN THIS FORM OF ACCEPTANCE
------------------------------------------------------------------------------------------------
Custodian Name:
                                                Name of the responsible person:


Name and title of the person to contact:        Title of the responsible person:


Address:                                        Signature of the responsible person:


Phone:

Fax number:                                     Date:

E-mail

The defined terms used in this letter shall have the meaning given in the Prospectus of the Offer.